UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2003

DYNACQ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-20554	76-0375477
(Commission File Number)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369, Houston, Texas 77029

(Address of principal executive offices, including zip code)

(713) 673-6432

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.    The following is filed as an Exhibit to this Report:

99.1    Dynacq International, Inc. Press Release dated August 1, 2003.

Item 9.    Regulation FD Disclosure.

On August 1, 2003, Dynacq International, Inc. issued a press release announcing it had signed an agreement to acquire certain of the assets related to the operation of a 113-bed acute care general hospital located in Garland, Texas, a copy of which is included as Exhibit 99.1 in this filing. The acquired assets include the hospital building, an adjacent medical office building and approximately 23 acres of land, which are being acquired for approximately $6.7 million and the assumption of approximately $2.5 million of liabilities related to the hospital operations.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNACQ INTERNATIONAL, INC.

	By:	/s/ Philip S. Chan
DATE: August 1, 2003		Philip S. Chan Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated August 1, 2003